Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-175378) pertaining to the 2000 Stock Incentive Plan, 2004 Stock Plan and 2011 Equity Incentive Plan of Pandora Media, Inc. of our report dated March 16, 2012, with respect to the consolidated financial statements of Pandora Media, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2012.

/s/ Ernst & Young LLP

San Francisco, California

March 16, 2012